UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2012

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-35620	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CURRENT REPORT ON FORM 8-K

Viggle, Inc. (the “Company”)

October 16, 2012

Item 8.01.  Other Events.

In the October 29, 2012 issue of Fortune magazine (appearing online at http://tech.fortune.cnn.com/2012/10/16/viggle-tv-rewards/ on October 16, 2012 and on newsstands), there appeared an article relating to interviews with Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer, which primarily took place in August 2012 and provided background information on the Company’s Viggle product and a discussion in general terms of its expectations, but was not intended to convey any projections of future results.  The Company notes that it now expects to receive revenues by early 2013 of at least $10 million and to become cash flow positive in the second half of calendar 2013.  The Company’s internal projections are not prepared with a view towards public disclosure and are based on a number of important assumptions, including assumptions which are dependent upon factors beyond the control of the Company, including changes in prevailing economic conditions.  Accordingly, no assurance can be given that such projections will be achieved, and actual results may vary materially from those projected.

To the extent that the general discussion contained in the Fortune magazine article or herein is interpreted by a reader as a projection by the Company, the Company hereby adopts the following forward-looking statement:  The article and this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this Form 8-K is as of October 22, 2012.   Except as required by applicable federal securities law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: October 22, 2012	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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